                                                                    EXHIBIT 15.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference, in the Registration
Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794,
333-113552 and 333-132221) of Magic Software Enterprises Ltd., of our report dated February 8, 2007 with respect to the financial statements of Hermes
Logistics Technologies Limited as of December 31, 2006, included in the Annual
Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended
December 31, 2006.

Yours sincerely,
LEVY COHEN & CO.

/s/ LEVY COHEN & CO.
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Registered Auditors

                                                                    23 June 2007